UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On October 1, 2025, Nabors Industries Ltd. (“Nabors”), announced that the Board of Directors of Nabors (the “Board”) has appointed Miguel Rodrigeuz as Chief Financial Officer, effective as October 1, 2025. Mr. Rodrigeuz succeeds William Restrepo, whose previously-announced retirement became effective as of September 30, 2025. Mr. Rodriguez will serve as Nabors’ principal financial and accounting officer as of October 1, 2025, and Mr. Restrepo will step down from those positions effective as of September 30, 2025.

Mr. Rodriguez, age 54, has over 25 years of finance experience, and has served as Senior Vice President – Operations Finance of Nabors since joining in February 2019. In this role, Mr. Rodriguez revamped and streamlined the Operations Finance function and also added Treasury and Tax functions to his area of responsibility. Prior to joining Nabors, Mr. Rodriguez spent more than 25 years in various finance roles of increasing responsibility at SLB Drilling Group. Mr. Rodriguez earned his bachelor’s degree and CPA at UCAB in Venezuela.

There are no arrangements or understandings between Mr. Rodriguez and any other person in connection with his appointment. Mr. Rodriguez does not have any family relationships with any director or other executive officer of Nabors, or any person nominated or chosen by Nabors to become a director or executive officer, and there are no transactions in which Mr. Rodriguez has an interest requiring disclosure under Item 404(a) of Regulation S-K

Offer Letter and Severance Agreement with Mr. Rodriguez

In connection with Mr. Rodriguez’s appointment as Chief Financial Officer, Nabors, Nabors Industries, a wholly owned subsidiary of Nabors, and Mr. Rodriguez entered into an offer letter with Mr. Rodriguez, effective October 1, 2025 (the “Rodriguez Offer Letter”), as well as an executive severance agreement, effective October 1, 2025 (the “Rodriguez Severance Agreement”). Pursuant to the Rodriguez Offer Letter, Mr. Rodriguez will receive an annual base salary of $625,000, and effective January 1, 2026, will be eligible to earn an annual cash bonus pursuant to the annual bonus program generally applicable to Nabors’ other senior executives, with a target annual bonus equal to 100% of base salary. Effective January 1, 2026, Mr. Rodriguez will also be eligible to receive annual equity-based compensation awards under the Company’s long-term incentive program, as determined by the Board in its discretion. Mr. Rodriguez will be eligible to participate in the other compensation/benefit programs provided to senior executives of Nabors generally.

Under the terms of the Rodriguez Offer Letter, in connection with Mr. Rodriguez’s appointment as Chief Financial Officer, Mr. Rodriguez will be eligible to receive (i) a cash bonus in the amount of $200,000, payable shortly following the effective date of Mr. Rodriguez’s appointment, (ii) a restricted stock award having a grant date value of $200,000 that vests ratably over a three-year period, subject to continued employment, to be granted on October 1, 2025 and (iii) a restricted stock award having a grant date value of $500,000, cliff-vesting on the fourth anniversary of the grant date, subject to continued employment, to be granted on January 1, 2026.

Under the terms of the Rodriguez Severance Agreement, in the event Mr. Rodriguez employment is terminated by Nabors without “Cause” (other than due to death or Disability) or by Mr. Rodriguez for “Good Reason” (each as defined in the Rodriguez Severance Agreement), Mr. Rodrigeuz will be entitled to receive (i) a cash payment of one-times Mr. Rodriguez’s then-current base salary, payable in equal installments over the 12-month period immediately following such termination of employment, (ii) a cash payment equal to one-times Mr. Rodriguez’s target annual bonus for the year in which the termination of employment occurs, pro-rated based on the number of days Mr. Rodriguez was employed by the Company during the calendar year, payable at the same time such bonuses are paid to other senior executives of the Company, and (iii) continued healthcare coverage for the 24-month period immediately following such termination of employment (to the extent permitted under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) (together, the “Severance Benefits”), subject to Mr. Rodriguez execution and non-revocation of a general release of claims and continued compliance with his applicable restrictive covenants.

In the event Mr. Rodriguez’s employment is terminated by Nabors without “Cause” (other than due to death or Disability) or by Mr. Rodriguez for “Good Reason” during the 24-month period immediately following a “Change in Control” (as defined in the Rodriguez Severance Agreement), Mr. Rodriguez will be entitled to receive the Severance Benefits, except that the severance amount set forth in clause (i) shall be equal to the sum of two-times Mr. Rodriguez’s then-current base salary and two times the target annual cash bonus amount, respectively, and such amounts shall be paid in a lump sum within 60 days following the date of termination to the extent permitted under Section 409A (“Section 409A”) of the Internal Revenue Code, as amended (the “Code”), or such other required date to the extent required under Section 409A.

The foregoing description of the Rodriguez Offer Letter and the Rodriguez Severance Agreement are each qualified by reference to the full text of the Rodriguez Offer Letter and the Rodriguez Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in its entirety into this Item 5.02.

Separation Benefits for Mr. Restrepo

In connection with Mr. Restrepo’s retirement from the Company, he will be eligible to receive the retirement benefits described in the Amended and Restated Employment Agreement between Mr. Restrepo, Nabors, and Nabors Industries, a wholly owned subsidiary of Nabors, dated as of January 2, 2020. These retirement benefits include: (i) vesting of all unvested restricted shares (other than TSR Shares), options and performance stock units that have been earned but remain subject to time-vesting requirements; (ii) continued eligibility for vesting in a pro-rata portion of performance stock units granted during 2025, based on actual performance determined at the end of the applicable performance period; (iii) vesting of TSR Shares at maximum levels; and (iv) continuation of health coverage until the earlier of (a) the date that Mr. Restrepo or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the dates of his and his spouse’s death. Mr. Restrepo is entitled to all vested amounts owed to him under the Executive Deferred Compensation Plan.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, effective October 1, 2025, among Nabors Industries Ltd., Nabors Industries, Inc. and Miguel Rodriguez.
10.2	Executive Severance Agreement, effective October 1, 2025, among Nabors Industries Ltd., Nabors Industries, Inc. and Miguel Rodriguez.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.

Date: October 1, 2025	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Vice President & Corporate Secretary